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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       AMERICA ONLINE LATIN AMERICA, INC.
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             (Exact name of registrant as specified in its charter)


               DELAWARE                                 65-0963212
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 (State of incorporation or organization)   (I.R.S. Employer Identification No.)


          6600 N. ANDREWS AVENUE, SUITE 500, FORT LAUDERDALE, FL 33309
          ------------------------------------------------------------
              (Address of principal executive offices)  (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:

                                   333-95051

Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

Securities to be registered pursuant to Section 12(g) of the Act:


                    COMMON STOCK, $0.01 PAR VALUE PER SHARE
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                                (Title of Class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The Registrant incorporates herein by reference the description of the Common Stock to be registered hereunder contained in the section entitled "Description of Capital Stock" of the Prospectus included in the Registrant's Registration Statement on Form S-1 (Registration No. 333-95051) filed by the Registrant with the Securities and Exchange Commission on January 20, 2000, as the same has and may be subsequently amended by amendments and, to the extent applicable, such portions of any prospectus relating to such Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (collectively, the "Registration Statement").


ITEM 2. EXHIBITS.

     The following exhibits are filed herewith (or incorporated by reference as indicated below):

1. Restated Certificate of Incorporation of America Online Latin America, Inc. to be effective upon completion of the initial public offering (included as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-95051), and incorporated herein by reference).

2. Restated By-laws of America Online Latin America, Inc. to be effective upon completion of the initial public offering (included as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-95051), and incorporated herein by reference).

3. Form of class A Common Stock Certificate to be effective upon completion of the initial public offering (included as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-95051), and incorporated herein by reference).

4. Form of Registration Rights and Stockholders' Agreement by and among America Online Latin America, Inc., Banco Itau S.A. and Banco Banerj S.A., dated as of _______, 2000 to be effective upon completion of the initial public offering (included as Exhibit 10.15 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-95051), and incorporated herein by reference).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               AMERICA ONLINE LATIN AMERICA, INC.


Dated:  July 27, 2000          By:    /s/ Charles M. Herington
                                   ----------------------------------------
                                      Charles M. Herington
                                      President and Chief Executive Officer

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